UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2006, PW Eagle, Inc. (the “Company”) announced that the Company entered into an agreement, effective April 21, 2006, with Pirate Capital LLC (“Pirate Capital”) and certain of Pirate Capital’s affiliates (the “Pirate Capital Agreement”) pursuant to which the Company agreed that its Board of Directors shall propose and recommend the following to the Company’s shareholders at the Company’s 2006 Annual Meeting: (i) to amend the Company’s by-laws to eliminate the Company’s classified Board of Directors, (ii) to set the size of the Board at seven and (iii) to nominate for election to the Board of Directors Thomas R. Hudson Jr., Zachary R. George, Todd Goodwin, Jerry A. Dukes, Martin White, Lee D. Meyer and Stephen M. Rathkopf. Pirate Capital agreed to vote all shares of the Company’s common stock beneficially owned by Pirate Capital and its affiliates in favor of these matters, as well as to vote in favor of a proposal to amend the Company’s 1997 Stock Option Plan by increasing the shares available under such plan from 2,200,000 to 2,700,000 and a proposal to approve certain prior grants of restricted stock to the Company’s officers, directors and employees.

The Company also announced on April 24, 2006, that the Company entered into an agreement, effective April 24, 2006, with Caxton International Limited (“Caxton”) and one of Caxton’s affiliates (the “Caxton Agreement”) pursuant to which the Company agreed to include Lee D. Meyer and Stephen M. Rathkopf among the nominees for election to the Board of Directors. The Company and Caxton further agreed that the Company’s Board of Directors would propose for approval and recommend that the Company’s shareholders approve a proposal to amend the Company’s 1997 Stock Option Plan by increasing the shares available under such plan from 2,200,000 to 2,700,000 and a proposal to approve certain prior grants of restricted stock to the Company’s officers, directors and employees. Caxton agreed to vote all of the Company’s common stock beneficially owned by it in favor of the slate of director nominees approved by the Board, as well as the proposals to amend the 1997 Stock Option Plan and approve the prior grants of restricted stock.

The foregoing descriptions of the Pirate Capital Agreement and the Caxton Agreement are qualified in their entirety by reference to Pirate Capital Agreement and Caxton Agreement filed as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2006, the Company announced that on April 21, 2006 Harry Spell had informed the Company’s Board of Directors of his determination not to stand for re-election as a Director of the Company at the 2006 Annual Meeting. The Company also announced that on April 21, 2006, William H. Spell, Bruce A. Richard, Denver Kaufman and Richard W. Perkins had tendered their resignations as directors of the Company, effective upon the election of directors at the Company’s 2006 Annual Meeting and provided that Pirate Capital had complied with the terms of the Pirate Capital Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions. None

(d)	Exhibits:

10.1	Agreement, dated as of April 21, 2006, by and among, (i) PW Eagle, Inc., (ii) Pirate Capital LLC and (iii) Jolly Roger Fund LLP, Jolly Roger Offshore Fund LTD, and Jolly Roger Activist Portfolio LTD.

10.2	Agreement, dated as of April 24, 2006, by and among PW Eagle, Inc., Caxton International Limited and Caxton Associates, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: April 26, 2006	By	/s/ Scott Long
Scott Long
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

PW EAGLE, INC.

Date of Report:	Commission File No.:
April 26, 2006	0-18050

Exhibit No.	ITEM
10.1	Agreement, dated as of April 21, 2006, by and among, (i) PW Eagle, Inc., (ii) Pirate Capital LLC and (iii) Jolly Roger Fund LLP, Jolly Roger Offshore Fund LTD, and Jolly Roger Activist Portfolio LTD.

10.2	Agreement, dated as of April 24, 2006, by and among PW Eagle, Inc., Caxton International Limited and Caxton Associates, L.L.C.